Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-261711) of Solid Power, Inc.,
(2)	Registration Statement (Form S-3 No. 333-290078) of Solid Power, Inc.,
(3)	Registration Statement (Form S-8 No. 333-262714) pertaining to the Solid Power, Inc. 2014 Equity Incentive Plan, Solid Power, Inc. 2021 Equity Incentive Plan, and Solid Power, Inc. 2021 Employee Stock Purchase Plan,
(4)	Registration Statement (Form S-8 No. 333-277438) pertaining to the Solid Power, Inc. 2021 Equity Incentive Plan, and
(5)	Registration Statement (Form S-8 No. 333-285417) pertaining to the Solid Power, Inc. 2021 Equity Incentive Plan;

of our report dated February 28, 2025, with respect to the consolidated financial statements of Solid Power, Inc. included in this Annual Report (Form 10-K) of Solid Power, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Denver, Colorado

February 24, 2026